Exhibit 23.2

Silberstein Ungar, PLLC CPAs and Business Advisors

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

May 29, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

OptimizeRx Corporation

Rochester, MI

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Form S-1/A Amendment No.1, Registration Statement under the Securities Act of 1933, filed by OptimizeRx Corporation of our report dated March 20, 2014, relating to the consolidated financial statements of OptimizeRx Corporation, a Nevada Corporation, as of and for the year ending December 31, 2013, and the reference to us under the caption “Interests of Named Experts”.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC